EXHIBIT 10.1.2

EXECUTION VERSION

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***].”

SERVICING AGREEMENT

dated as of November 24, 2015

among

PAGE NINE FUNDING LLC,

as Borrower,

CONSUMER PORTFOLIO SERVICES, INC.,

as Servicer,

ARES AGENT SERVICES, L.P.,
as Administrative Agent

and

CREDIT SUISSE AG, NEW YORK BRANCH,
as Class A Agent and Collateral Agent

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TABLE OF CONTENTS
(continued)

SECTION 5.6.	Severability.	16
SECTION 5.7.	Headings.	16
SECTION 5.8.	APPLICABLE LAW.	16
SECTION 5.9.	CONSENT TO JURISDICTION.	16
SECTION 5.10.	WAIVER OF JURY TRIAL.	17
SECTION 5.11.	Counterparts.	17
SECTION 5.12.	Effectiveness.	17
SECTION 5.13.	Prior Agreements.	17
SECTION 5.14.	Due Diligence; Access.	17

ANNEXES

Annex A     —     Collection Policy

EXHIBITS

Exhibit A     —    Form of Monthly Servicing Report

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This SERVICING AGREEMENT, dated as of November 24, 2015 (the “Agreement”), is entered into by and among PAGE NINE FUNDING LLC, a Delaware limited liability company (the "Borrower"), CONSUMER PORTFOLIO SERVICES, INC., a California corporation ("CPS"), as Servicer (together with its successors and assigns in such capacity, the "Servicer"), ARES AGENT SERVICES, L.P. (“Ares”), as Administrative Agent (together with its successors and assigns in such capacity, the "Administrative Agent") and CREDIT SUISSE, AG, NEW YORK BRANCH (“CS”), as Class A Agent and as Collateral Agent (together with its successors and assigns in such capacity, the "Collateral Agent") for the Lenders.

WHEREAS, reference is made to that certain Revolving Credit Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the "Revolving Credit Agreement"), by and among CPS, the Borrower, the financial institutions from time to time party thereto, as Lenders, Ares, as Administrative Agent for the Lenders, and CS as Class A Agent for the Class A Lenders and as Collateral Agent for the Lenders;

WHEREAS, in consideration of the extensions of credit and other accommodations of the Lenders as set forth in the Revolving Credit Agreement, the Borrower has pledged certain Receivables to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement, dated as of the date hereof (as it may be amended, restated, supplemented or otherwise modified from time to time, the "Security Agreement"), by and between CS, as Collateral Agent, and the Borrower, as Grantor; and

WHEREAS, the Collateral Agent desires that the Servicer service all such Receivables on its behalf for the benefit of the Lenders, and the Servicer is willing to continue to service all such Receivables, upon the terms and conditions set forth herein; and

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1. Definitions.

The following terms shall have the following meanings:

“Accountants' Report” as defined in Section 2.10.

“Adjusted Tangible Net Worth” means, with respect to any Fiscal Quarter, the total shareholders’ equity of CPS and its consolidated Subsidiaries that, in accordance with GAAP, is reflected on the consolidated balance sheet of CPS and its consolidated Subsidiaries as of the end of such Fiscal Quarter, plus the cumulative amount of negative adjustments made to the valuation of the net deferred tax assets of CPS and its consolidated Subsidiaries since the Closing Date minus the aggregate amount of CPS’s and its consolidated Subsidiaries’ intangible assets, including without limitation, goodwill, franchises, licenses, patents, trademarks, trade names, copyrights and service marks.

“Collection Policy” means, (a) for so long as CPS or an Affiliate thereof is the Servicer, the Servicer's servicing policies and procedures, attached hereto as Annex A, as such servicing policies and procedures may be amended from time to time (x) in the case of any changes or modifications that would materially and adversely affect the interests of any Lender or any Agent, with the prior written consent of the Administrative Agent, the Class A Agent and the Requisite Lenders (such consent not to be unreasonably withheld or delayed) and (y) in the case of any other changes or modifications, with quarterly updates of any such changes and modifications implemented during the previous Fiscal Quarter to the Administrative Agent and the Class A Agent within ten (10) Business Days after the end of such Fiscal Quarter, or (b) if the Backup Servicer has become the successor Servicer, the Backup Servicer's customary collection practices and procedures for similar receivables.

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“Defaulted Receivable” means, with respect to any Receivable as of any date, a Receivable with respect to which: (i) more than [***] of its Scheduled Receivable Payment is more than 90 days past due as of the end of the immediately preceding Collection Period, (ii) the Servicer has repossessed the related Financed Vehicle (and any applicable redemption or acceleration period has expired) as of the end of the immediately preceding Collection Period, or (iii) such Receivable has been written off by the Servicer as uncollectible in accordance with the Servicer’s policies or the Servicer has determined in good faith that payments thereunder are not likely to be resumed. For purposes of this definition, a Receivable shall be deemed a “Defaulted Receivable” upon the first to occur of the events specified in items (i) through (iii) of the previous sentence.

“Liquidation Proceeds” means all amounts collected with respect to a Charge-off Receivable.

“Lock Box” as defined in Section 2.2(b).

“Monthly Servicing Report” means that Monthly Servicing Report in the form attached as Exhibit A hereto, as may be amended from time to time with the prior written consent of the Administrative Agent and the Class A Agent.

“Net Liquidation Proceeds” means, with respect to a Charge-Off Receivable, Liquidation Proceeds minus (i) the reasonable expenses incurred by the Servicer in connection with the collection of such Receivable and the repossession and disposition of the related Financed Vehicle and the reasonable cost of legal counsel in connection with the enforcement of a Receivable and (ii) amounts that are required to be refunded to the Obligor on such Receivable; provided, however, that the “Net Liquation Proceeds” with respect to any Receivable shall not be less than zero.

“Officer’s Certificate” means, with respect to the Servicer, a certificate signed by any one of the Authorized Officers of Servicer.

“Receivables Insurance Policy” as defined in Section 2.4.

“Regulation AB” means Subpart 229.1100 - Asset Backed Securities (Regulation AB), 17 C.F.R. §§229.1100-229.1125, as such may be amended from time to time and subject to such clarification and interpretation as have been provided by the Commission or by the staff of the Commission, or as may be provided by the Commission or its staff from time to time.

“Secured Party” as defined in the Security Agreement.

“Service Transfer” as defined in Section 4.1.

“Servicer Termination Event” as defined in Section 4.1.

“Servicing Fee” as defined in Section 2.7.

“Servicing Fee Rate” as defined in Section 2.7.

“Termination Notice” as defined in Section 4.1.

“Texas Franchise Tax” means any tax imposed by the State of Texas pursuant to Tex. Tax Code Ann. §171.001 (Version 2005), as amended by Tex. H.B. 3, 79th Leg., 3rd C.S. (2006).

“Wire Account” means account number [***] held by Wells Fargo Bank N.A. in the name of Servicer.

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SECTION 1.2. Capitalized Terms.

Capitalized terms used in this Agreement and not otherwise defined in this Agreement, shall have the meanings set forth in the Revolving Credit Agreement.

SECTION 1.3. Other Definitional Provisions.

(a)          All terms defined in this Agreement shall have the defined meanings when used in any instrument governed hereby and in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b)          All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time, applied in a manner consistent with that used in preparing the CPS’s audited financial statements, except as otherwise specifically prescribed herein.

(c)          If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Credit Document, and either the Borrower, CPS, the Administrative Agent, the Class A Agent or any Lender shall so request, the Requisite Lenders, the Administrative Agent, the Class A Agent, CPS and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP; provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) CPS and the Borrower shall provide to the Administrative Agent, the Class A Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(d)          The words “hereof,” “herein,” “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(e)          Section, Schedule and Exhibit references contained in this Agreement are references to Sections, Schedules and Exhibits in or to this Agreement unless otherwise specified; and the term “including” shall mean “including without limitation.”

(f)           The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms.

(g)          Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof and includes (in the case of agreements or instruments) references to all attachments and instruments associated therewith; all references to a Person include its permitted successors and assigns.

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ARTICLE II

ADMINISTRATION AND SERVICING OF RECEIVABLES

SECTION 2.1. Duties of the Servicer.

The Servicer, as agent for the Administrative Agent, the Class A Agent and the Collateral Agent on behalf of the Secured Parties, shall manage, service, administer and make collections on the Receivables with reasonable care, using that degree of skill and attention customary and usual for institutions that service motor vehicle retail installment sale contracts or installment promissory note and security agreements similar to the Receivables and, to the extent more exacting, that the Servicer exercises with respect to all comparable automotive receivables that it services for itself or others. In performing such duties, the Servicer shall comply with its Collection Policy. The Servicer’s duties shall include, without limitation, collection and posting of all payments, responding to inquiries of Obligors on such Receivables, investigating delinquencies, sending payment statements to Obligors, reporting tax information to Obligors, accounting for collections, furnishing monthly and annual statements to the Agents with respect to distributions. If the Servicer shall commence a legal proceeding to enforce a Receivable, the Borrower shall thereupon be deemed to have automatically assigned, solely for the purpose of collection, such Receivable to the Servicer. If in any enforcement suit or legal proceeding it shall be held that the Servicer may not enforce a Receivable on the ground that it shall not be a real party in interest or a holder entitled to enforce such Receivable, the Borrower shall, at the Servicer’s expense and direction, take steps to enforce such Receivable, including bringing suit in its name. The Servicer shall prepare and furnish, and the Borrower shall execute, any powers of attorney and other documents reasonably necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder.

SECTION 2.2. Collection of Receivable Payments; Modifications of Receivables; Lockbox Agreements; Wire Account.

(a)          Consistent with the standards, policies and procedures required by this Agreement, the Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Receivables as and when the same shall become due and shall follow such collection procedures as it follows with respect to all comparable automotive receivables that it services for itself or others; provided, however, on or promptly after the Closing Date (or the related Credit Date, as applicable), the Servicer shall notify each Obligor to make all payments with respect to the Receivables to the Lock Box. The Servicer will provide each Obligor with a monthly statement in order to notify such Obligors to make payments directly to the Lock Box. The Servicer shall allocate collections between principal and interest in accordance with the Collection Policy and in accordance with the terms of this Agreement. Except as provided below, the Servicer, for as long as CPS is the Servicer, may grant extensions on a Receivable in accordance with the Collection Policy, if any; provided, however, that the Servicer may not grant more than two (2) extensions per calendar year with respect to a Receivable or grant an extension with respect to a Receivable for more than one (1) calendar month or grant more than six (6) extensions in the aggregate with respect to a Receivable, in each case, without the prior written consent of the Administrative Agent, the Class A Agent and the Requisite Lenders. In no event shall the principal balance of a Receivable be reduced, except in connection with a settlement in the event the Receivable becomes a Defaulted Receivable or as otherwise required by law. The Servicer may in its discretion waive any prepayment charge, late payment charge or any other similar fees that may be collected in the ordinary course of servicing a Receivable. Notwithstanding anything to the contrary contained herein, the Servicer shall not agree to any alteration of the interest rate on any Receivable or of the amount of any Scheduled Receivable Payment, other than to the extent that such alteration is required by applicable law, without the prior written consent of the Administrative Agent and Class A Agent.

(b)          The Servicer shall establish and maintain the Lockbox Account in the name of the Borrower for the benefit of the Collateral Agent for the further benefit of the Secured Parties. The Lockbox Account shall be established pursuant to and maintained in accordance with the Lockbox Control Agreement and shall be a demand deposit account established and maintained with Wells Fargo Bank, National Association, or at another institution acceptable to the Administrative Agent, the Class A Agent and the Requisite Lenders in their sole discretion. The Servicer shall establish and maintain the Lock Box (the “Lock Box”) at a United States Post Office Branch in the name of the Borrower for the benefit of the Collateral Agent for the further benefit of the Secured Parties.

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(c)          Notwithstanding the Lockbox Control Agreement, or any of the provisions of this Agreement relating to the Lockbox Control Agreement, the Servicer shall remain obligated and liable to the Borrower, the Administrative Agent, the Class A Agent, the Collateral Agent and the Lenders for servicing and administering the Receivables and the other Collateral in accordance with the provisions of this Agreement without diminution of such obligation or liability by virtue thereof.

(d)          The Servicer shall establish and maintain the Wire Account and shall direct all Obligors who elect to send payments on account of Receivables by electronic means such as by wire, by ACH, by Western Union or by any similar service, to send such payments to the Wire Account. The Servicer shall promptly (and in no event later than two (2) Business Days following receipt) transfer all Collections received in the Wire Account to the Lockbox Account, and until they are so deposited to hold such payments in trust for and as the property of the Collateral Agent. The Wire Account shall be a demand deposit account established and maintained with Wells Fargo Bank N.A., or at another institution designated by the Servicer and acceptable to the Administrative Agent, the Class A Agent and the Requisite Lenders in their sole discretion.

(e)          The Servicer shall remit all payments by or on behalf of the Obligors received by the Servicer with respect to the Receivables (including, without limitation, Net Liquidation Proceeds and Recoveries) no later than one (1) Business Day following receipt directly (without deposit into any intervening account) into the Lockbox Account or the Collection Account. The Servicer shall not commingle its assets and funds with those on deposit in the Lockbox Account or the Collection Account. All funds in the Lockbox Account will be swept daily into the Collection Account.

SECTION 2.3. Realization Upon Receivables.

On behalf of the Borrower and each Secured Party, the Servicer shall use its best efforts, consistent with the Collection Policy, to repossess or otherwise convert the ownership of the Financed Vehicle securing any Receivable as to which the Servicer shall have determined eventual payment in full is unlikely. The Servicer shall commence efforts to repossess or otherwise convert the ownership of a Financed Vehicle on or prior to the date that an Obligor has failed to make more than [***] of a Scheduled Receivable Payment thereon in excess of [***] for one hundred and twenty (120) days or more; provided, however, that the Servicer may elect not to commence such efforts within such time period if in its good faith judgment it determines either that it would be impracticable to do so or that the proceeds ultimately recoverable with respect to such Receivable would be increased by forbearance. The Servicer shall follow the Collection Policy, consistent with the standards of care set forth in Section 2.2, which may include reasonable efforts to realize upon any recourse to Eligible Dealers, selling the Financed Vehicle at public or private sale, pursuing deficiency judgments and collecting Recoveries, as applicable. The foregoing shall be subject to the provision that, in any case in which the Financed Vehicle shall have suffered damage, the Servicer shall not expend funds in connection with the repair or the repossession of such Financed Vehicle unless it shall determine in its discretion exercised in good faith that such repair and/or repossession will increase the proceeds ultimately recoverable with respect to such Receivable by an amount greater than the amount of such expenses.

SECTION 2.4. Insurance.

(a)          The Servicer, in accordance with the Collection Policy and standards set forth herein, shall require that (i) each Obligor shall have obtained insurance covering the Financed Vehicle, as of the date of the execution of the Receivable, insuring against loss and damage due to fire, theft, transportation, collision and other risks generally covered by comprehensive and collision coverage and each Receivable requires the Obligor to maintain such physical loss and damage insurance naming the Originator and its successors and assigns as an additional insured, (ii) each Receivable that finances the cost of premiums for credit life and credit accident and health insurance is covered by an insurance policy or certificate naming the Originator as policyholder (creditor) and (iii) as to each Receivable that finances the cost of an extended service contract, the respective Financed Vehicle which secures the Receivable is covered by an extended service contract (each, a “Receivables Insurance Policy”).

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(b)          To the extent applicable, the Servicer shall not take any action which would result in noncoverage under any Receivables Insurance Policy which, but for the actions of the Servicer, would have been covered thereunder. The Servicer, on behalf of the Borrower and each Secured Party, shall take such reasonable action as shall be necessary to permit recovery under each Receivables Insurance Policy. Any amounts collected by the Servicer under any Receivables Insurance Policy, including, without limitation, proceeds thereof, shall be deposited in the Collection Account within two (2) Business Days of receipt.

SECTION 2.5. Maintenance of Security Interests in Vehicles.

(a)          Consistent with the Collection Policy and as required by this Agreement, the Servicer shall take such steps on behalf of the Borrower and each Secured Party as are necessary to maintain perfection of the security interest created by each Receivable in the related Financed Vehicle, including but not limited to obtaining the authorization or execution by the Obligors and the recording, registering, filing, re-recording, re-registering and re-filing of all security agreements, financing statements and continuation statements or instruments as are necessary to maintain the security interest granted by the Obligors under the respective Receivables. The Collateral Agent hereby authorizes the Servicer, and the Servicer agrees, to take any and all steps necessary to re-perfect or continue the perfection of such security interest on behalf of the Collateral Agent for the benefit of the Secured Parties as necessary because of the relocation of a Financed Vehicle or for any other reason. In the event that the assignment of a Receivable to the Borrower, and the pledge thereof by the Borrower to the Collateral Agent for the benefit of the Secured Parties is insufficient, without a notation on the related Financed Vehicle’s certificate of title, or without fulfilling any additional administrative requirements under the laws of the state in which the Financed Vehicle is located, to perfect a security interest in the related Financed Vehicle in favor of the Collateral Agent for the benefit of the Secured Parties, each of the Collateral Agent and the Servicer hereby agrees that the designation of CPS as the secured party on the certificate of title is in respect of CPS's capacity as Servicer as agent of the Collateral Agent for the benefit of the Secured Parties.

(b)          Upon the occurrence and continuance of a Servicer Termination Event, the Servicer shall take or cause to be taken such action as may, in the opinion of counsel to the Administrative Agent and the Class A Agent, which opinion shall be an expense of the Servicer and shall not be an expense of the Administrative Agent or the Class A Agent, be necessary to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Collateral Agent on behalf of the Secured Parties by amending the title documents of such Financed Vehicles or by such other reasonable means as may, in the opinion of counsel to the Administrative Agent and the Class A Agent, which opinion shall be an expense of the Servicer and shall not be an expense of the Administrative Agent or the Class A Agent, be necessary or prudent; provided, however, that if the Administrative Agent or the Class A Agent requests that the title documents be amended prior to the occurrence of a Servicer Termination Event, the Servicer shall carry out such action only to the extent that (i) such amendments are necessary to perfect or re-perfect the security interests in the Financed Vehicles securing the Receivables in the name of the Collateral Agent on behalf of the Secured Parties and (ii) the reasonable out-of-pocket expenses of the Servicer shall be reimbursed by the Administrative Agent, the Class A Agent or the Lenders, respectively, on a pro rata basis (based upon the applicable outstanding Revolving Loans); provided, further, that reasonable out-of-pocket expenses of the Servicer shall be reimbursed by the Administrative Agent, the Class A Agent or the Lenders, respectively, on a pro rata basis in connection with any re-titling of such documents as may be necessary or requested upon the sale or other transfer of the related Receivable by the Borrower.

(c)          The Servicer hereby agrees to pay all expenses related to such perfection or re-perfection in accordance with clauses (a) and (b) above and to take all action necessary therefor.

SECTION 2.6. Additional Covenants of Servicer.

(a)          The Servicer shall not release the Financed Vehicle securing any Receivable from the security interest granted by such Receivable in whole or in part except in the event of payment in full by the Obligor thereunder or repossession or other liquidation of the Financed Vehicle, nor shall the Servicer impair the rights of the Secured Parties or the Collateral Agent in such Receivables, nor shall the Servicer amend or otherwise modify a Receivable, except as permitted in accordance with Section 2.2.

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(b)          The Servicer shall obtain and/or maintain all necessary licenses, approvals, authorizations, orders or other actions of any person, corporation or other organization, or of any court, governmental agency or body or official, required in connection with the execution, delivery and performance of this Agreement and the other Credit Documents.

(c)          The Servicer shall not make any changes or modifications to its Collection Policy that would materially and adversely affect the interests of any Secured Party without the prior consent of the Administrative Agent, the Class A Agent and the Requisite Lenders. The Servicer (if CPS) shall provide the Administrative Agent and the Class A Agent with quarterly updates of any other changes or modifications to the Collection Policy implemented in the previous Fiscal Quarter within ten (10) Business Days after the end of such Fiscal Quarter.

(d)          The Servicer shall provide written notice to the Agents and the Lenders of any default, event of default, trigger event or servicer termination under any other warehouse financing facility or securitization that has occurred and which default, event of default, trigger event or servicer termination shall not have been waived or otherwise cured within the applicable cure period.

(e)          The Servicer shall reimburse each Secured Party for any and all fees or expenses that such Secured Party, as applicable, pay to a bank arising out of a return of payments from the Servicer or the Borrower deposited for collection by or for the benefit of such Secured Party, as applicable.

(f)           The Servicer will not (i) create, incur or suffer to exist, or agree to create, incur or suffer to exist, or consent to cause or permit in the future (upon the happening of a contingency or otherwise) the creation, incurrence or existence of any lien, security interest, charge, pledge, equity, encumbrance or restriction on transferability of the Receivables and the other Collateral except as contemplated by the Credit Documents.

(g)          The Servicer shall mark its computer records to indicate that the Borrower owns the Receivables and the other Collateral and that such Receivables and other Collateral have been pledged to the Collateral Agent on behalf of the Secured Parties, and the Servicer will not make such books and records available to any creditor or other third party except (i) for the purpose of verifying CPS's capacity and performance of its duties as Servicer and (ii) to the Secured Parties and their representatives.

(h)          The Servicer (other than the Backup Servicer acting as successor Servicer) shall prepare for execution by the Borrower and coordinate the filing, on behalf of the Borrower, of all state and local sales and use tax returns relating to the ownership by the Borrower of any Receivable and/or the related Financed Vehicle.

SECTION 2.7. Servicing Fee.

The “Servicing Fee” for each Settlement Date shall be equal to the product of (x) one-twelfth times (y) the Servicing Fee Rate times (z) the outstanding principal balance of the Eligible Receivables on the first day of the related Collection Period. The “Servicing Fee Rate” shall be a per annum rate equal to [***]. The Servicing Fee shall be payable monthly in arrears on each Settlement Date in accordance with the priorities set forth in the Revolving Credit Agreement.

SECTION 2.8. Monthly Servicing Report.

No later than 12:00 noon New York City time on each Reporting Date, the Servicer shall deliver (in computer-readable format reasonably acceptable to each such Person and contains all applicable information necessary with respect to the previous month to allow the Backup Servicer to perform its obligations in Section 2.1(a)(iii) of the Backup Servicing Agreement) to the Collateral Agent, the Administrative Agent, the Class A Agent, the Controlled Account Bank and the Backup Servicer, a Monthly Servicing Report in the form of Exhibit A hereto, appropriately completed, with an updated data file reflecting all Receivables as of such time of determination, such other calculations and information reasonably requested by any Agent or Lender from time to time. The Servicer shall deliver to the Collateral Agent, the Administrative Agent, the Class A Agent, the Controlled Account Bank and the Backup Servicer a hard copy (which may be a facsimile, except with respect to the Collateral Agent and the Administrative Agent which may be an attachment to an e-mail) of any such Monthly Servicing Report upon request of such Person.

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SECTION 2.9. Annual Statement as to Compliance, Notice of Servicer Termination Event.

(a)          The Servicer shall deliver to the Agents, the Lenders and the Backup Servicer, on or before February 28 of each year beginning February 28, 2016, an Officer’s Certificate, dated as of December 31 of the preceding year, stating that (i) a review of the activities of the Servicer during the preceding 12-month period (or in the case of the first such certificate, the period from the Closing Date through December 31) and of its performance under this Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year (or, in the case of the first such certificate, such shorter period), or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof.

(b)          The Servicer shall deliver to the Agents, the Lenders and the Backup Servicer, promptly after having obtained knowledge thereof, but in no event later than two (2) Business Days thereafter, written notice in an Officer’s Certificate of any event which with the giving of notice or lapse of time, or both, would become a Servicer Termination Event under Section 4.1.

SECTION 2.10.                 Independent Accountants’ Reports.

The Servicer shall cause the Independent Accountants, who may also render other services to the Servicer or to the Borrower, to deliver to the Agents, the Lenders and the Backup Servicer, on or before March 31 of each year beginning March 31, 2017, a report dated as of December 31 of the preceding year in form and substance reasonably acceptable to the Administrative Agent and the Class A Agent (the “Accountants’ Report”) and reviewing the Servicer’s activities during the preceding 12-month period, addressed to the Board of Directors of the Servicer, to the Agents, the Lenders and the Backup Servicer, to the effect that such firm has examined the financial statements of the Servicer and issued its report therefor and that such examination (1) was made in accordance with generally accepted auditing standards, and accordingly included such tests of the accounting records and such other auditing procedures as such firm considered necessary in the circumstances; (2) included tests relating to auto loans serviced for others set forth under Item 1122(b) of Regulation AB, to the extent applicable to the servicing obligations set forth in this Agreement; (3) included an examination of the delinquency and loss statistics relating to the Servicer’s portfolio of automobile and light truck installment sale contracts and promissory notes and security agreements; and (4) except as described in the report, disclosed no exceptions or errors in the records relating to automobile and light truck loans serviced for others. The Accountants’ Report shall further state that (1) a review in accordance with agreed upon procedures was made of two randomly selected Monthly Servicing Reports; (2) except as disclosed in the report, no exceptions or errors in the Monthly Servicing Reports were found; and (3) the delinquency and loss information relating to the Receivables and the stated amount of Charge-Off Receivables and Defaulted Receivables, if any, contained in the Monthly Servicing Reports were found to be accurate. In the event such firm requires the Administrative Agent and/or the Backup Servicer to agree to the procedures performed by such firm, the Servicer shall direct the Administrative Agent and/or the Backup Servicer, as applicable, in writing to so agree; it being understood and agreed that the Administrative Agent and/or the Backup Servicer will deliver such letter of agreement in conclusive reliance upon the direction of the Servicer, and neither the Administrative Agent nor the Backup Servicer makes any independent inquiry or investigation as to, and shall have no obligation or liability in respect of, the sufficiency, validity or correctness of such procedures. The Accountants’ Report will also indicate that the firm is independent of the Servicer within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants.

SECTION 2.11.                 Access to Certain Documentation and Information Regarding Receivables.

The Servicer shall provide to representatives of the Agents, the Lenders and the Backup Servicer reasonable access to the documentation regarding the Receivables. In each case, such access shall be afforded without charge but only upon reasonable request and during normal business hours. Nothing in this Section shall derogate from the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Obligors, and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

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SECTION 2.12.                 Errors and Omissions Policy and Fidelity Bond.

From the period commencing on the Closing Date until the termination of this Agreement, the Servicer shall maintain in force an "errors and omissions" insurance policy and an employee fidelity insurance policy, in each case, (i) in an amount not less than [***], (ii) in a form reasonably acceptable to the Administrative Agent and the Collateral Agent, (iii) with an insurance company reasonably acceptable to the Administrative Agent and (iv) naming the Collateral Agent, for the benefit of the Secured Parties as beneficiary and loss payee. Unless otherwise directed by the Collateral Agent, the Servicer shall prepare and present, on behalf of itself, the Administrative Agent and the Lenders, claims under any such policy in a timely fashion in accordance with the terms of such policy, and upon the filing of any claim on any policy described in this Section 2.12, the Servicer shall promptly notify the Administrative Agent of such claim and deposit, or cause to be deposited, the proceeds of any such claim into the Collection Account. The Servicer shall deliver copies of such policies to the Collateral Agent on or prior to the Closing Date together with a certification from the applicable insurance company that such policy is in force on such date. The Servicer shall deliver proof of maintenance of such policies and payment of premiums no less frequently than annually, in form and substance reasonably acceptable to the Collateral Agent and the Administrative Agent, on the six-month anniversary from the Closing Date and on each succeeding twelve month anniversary thereafter (or if such day is not a Business Day, the next succeeding Business Day).

ARTICLE III

THE SERVICER

SECTION 3.1. Representations of Servicer.

The Servicer makes the following representations on which the Borrower, the Agents and the Lenders shall be deemed to have relied in entering into the Credit Documents. The representations speak as of the Closing Date and as of each Credit Date and the representations shall survive the sale of the Receivables to the Borrower and the pledge thereof to the Collateral Agent for the benefit of the Secured Parties pursuant to the Security Agreement.

(a)          Organization; Requisite Power and Authority; Qualification; Other Names. The Servicer (a) is duly organized or formed, validly existing and in good standing under the laws of the State of California, (b) has all requisite power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into the Credit Documents and the Related Agreements to which it is a party, and to carry out the transactions contemplated thereby and fulfill its duties and obligations thereunder, (c) is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had, and could not be reasonably expected to have, a Material Adverse Effect.

(b)          Due Authorization. The execution, delivery and performance of the Credit Documents and the Related Agreements to which the Servicer is a party have been duly authorized by all necessary action on the part of the Servicer.

(c)          No Conflict. The execution, delivery and performance by the Servicer of the Credit Documents and the Related Agreements to which it is a party and the consummation of the transactions contemplated by the Credit Documents and the Related Agreements, including but not limited to the servicing of the Receivables in accordance with the terms hereof, do not and will not (a) (i) violate any provision of any law or any governmental rule or regulation applicable to the Servicer, (ii) violate any of the Organizational Documents of the Servicer, or (iii) violate any order, judgment or decree of any court or other agency of government binding on the Servicer; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any Contractual Obligation of the Servicer, except as could not reasonably be expected to result in a Material Adverse Effect; (c) result in or require the creation or imposition of any Lien upon any of the properties or assets of the Servicer (other than any Liens created under any of the Credit Documents in favor of the Collateral Agent, on behalf of the Secured Parties); or (d) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of the Servicer, except for such approvals or consents which will be obtained on or before the Closing Date and disclosed in writing to the Administrative Agent and the Class A Agent.

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(d)          Governmental Consents. The execution, delivery and performance by the Servicer of the Credit Documents and the Related Agreements to which it is a party and the consummation of the transactions contemplated by the Credit Documents and the Related Agreements do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any Governmental Authority, except for filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Collateral Agent for filing and/or recordation, as of the Closing Date.

(e)          Binding Obligation. Each Credit Document and each Related Agreement to which the Servicer is a party has been duly executed and delivered by the Servicer and is the legally valid and binding obligation of the Servicer and is in full force and effect, enforceable against the Servicer in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

(f)           No Material Adverse Effect. Since December 31, 2014, no event, circumstance or change has occurred that has caused or evidences, either individually or in the aggregate, a Material Adverse Effect.

(g)          Adverse Proceedings, etc. There are no Adverse Proceedings, individually or in the aggregate, that could reasonably be expected to have a Material Adverse Effect other than those that have been disclosed in writing to the Administrative Agent, the Class A Agent or in CPS's public reports filed under the Exchange Act, provided that CPS has notified the Administrative Agent and the Class A Agent of such filing. The Servicer is not (a) in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, or (b) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(h)          No Defaults. The Servicer is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and to its knowledge no condition exists which, with the giving of notice or the lapse of time or both, could constitute such a default, except where such default has been waived or, individually or in the aggregate, the consequences, direct or indirect, of such default or defaults, if any, could not reasonably be expected to have a Material Adverse Effect.

(i)            Money Control Acts/FCPA. To the extent applicable, the Servicer is in compliance, in all material respects, with the (a) Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, and (b) Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act of 2001) (the “Act”). No part of the proceeds of the Revolving Loans will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended.

(j)            Data Mapping. The Servicer is not aware of any fact that would cause it to reasonably believe that the Servicer’s servicing data previously mapped from the Servicer’s system to the Backup Servicer’s system can no longer be accessed or utilized by the Backup Servicer.

(k)          Accuracy. Except for those inaccuracies corrected by the Servicer and promptly provided to the Administrative Agent and Class A Agent, all Monthly Servicing Reports delivered in accordance with Section 2.8, or any information, exhibits, financial statements, documents, books, records or reports furnished or to be furnished by the Servicer to the Administrative Agent, the Class A Agent or any Secured Party in connection with this Agreement or the Revolving Credit Agreement are accurate, true and correct in all material respects.

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SECTION 3.2. Liability of Servicer; Indemnities.

(a)          The Servicer (in its capacity as such) shall be liable hereunder only to the extent of the obligations in this Agreement specifically undertaken by the Servicer and the representations made by the Servicer in the Credit Documents to which it is a party.

(i)            The Servicer shall defend, indemnify and hold harmless the Borrower, the Administrative Agent, the Class A Agent, the Collateral Agent, the Backup Servicer, each Lender and their respective officers, directors, agents and employees from and against any and all costs, expenses, losses, damages, claims and liabilities, arising out of or resulting from the use, ownership, repossession or operation by the Servicer or any Affiliate or agent or sub-contractor thereof of any Financed Vehicle.

(ii)          The Servicer shall defend, indemnify and hold harmless the Borrower, the Administrative Agent, the Class A Agent, the Collateral Agent, the Backup Servicer, each Lender and their respective officers, directors, agents and employees from and against any taxes that may at any time be asserted against any of such parties with respect to the transactions contemplated in this Agreement and the other Credit Documents, including, without limitation, any Texas Franchise Tax, sales, gross receipts, general corporation, tangible personal property, privilege or license taxes (but not including any federal or other income taxes, including franchise taxes (other than Texas Franchise Taxes) asserted with respect to, and as of the date of, the sale of the Receivables and the Collateral to the Borrower, the pledge thereof to the Collateral Agent for the benefit of the Secured Parties and costs and expenses in defending against the same.

(iii)        The Servicer shall defend, indemnify and hold harmless the Borrower, the Administrative Agent, the Class A Agent, the Collateral Agent, the Backup Servicer, each Lender and their respective officers, directors, agents and employees from and against any and all costs, expenses, losses, claims, damages, and liabilities to the extent that such cost, expense, loss, claim, damage, or liability arose out of, or was imposed upon the Borrower, the Administrative Agent, the Class A Agent, the Collateral Agent, the Backup Servicer or any Lender through the failure of a Receivable to be serviced in compliance with all requirements of law, including without limitation all Consumer Laws, or the negligence, willful misfeasance or bad faith of the Servicer in the performance of its obligations or duties under this Agreement or by reason of reckless disregard of its obligations or duties under this Agreement or as a result of a breach of any representation, warranty, covenant or other agreement made by the Servicer in this Agreement or in any other Credit Document to which it is a party.

(iv)        The Servicer shall defend, indemnify and hold harmless the Administrative Agent, the Class A Agent, the Collateral Agent, the Backup Servicer, each Lender and their respective officers, directors, agents and employees from and against all costs, expenses, losses, claims, damages, and liabilities arising out of or incurred in connection with the acceptance or performance of the trusts and duties herein contained, except to the extent that such cost, expense, loss, claim, damage or liability: (A) shall be due to the willful misfeasance, bad faith, or negligence (except for errors in judgment) of the Administrative Agent, the Class A Agent, the Collateral Agent, the Backup Servicer or any Lender, as applicable or (B) relates to any tax other than the taxes with respect to which the Servicer shall be required to indemnify the Administrative Agent, the Class A Agent, the Collateral Agent, the Backup Servicer or each Lender.

(b)          For purposes of this Section 3.2, in the event of the termination of the rights and obligations of the Servicer as Servicer pursuant to Section 4.1, or a resignation by such Servicer pursuant to this Agreement, such Servicer shall be deemed to be the Servicer pending appointment of a successor Servicer pursuant to Section 4.2. The provisions of this Section 3.2(b) shall in no way affect the survival pursuant to Section 3.2(c) of the indemnification by the Servicer provided by Section 3.2(a).

(c)          Indemnification under this Section 3.2 shall survive the termination of this Agreement and the other Credit Documents and any resignation or removal of the Servicer or any successor Servicer as Servicer and shall include reasonable fees and expenses of counsel and expenses of litigation. These indemnity obligations shall be in addition to any obligation that the Servicer may otherwise have under applicable law, hereunder or under any other Credit Document. If the Servicer shall have made any indemnity payments pursuant to this Section and the recipient thereafter collects any of such amounts from others, the recipient shall promptly repay such amounts to the Servicer, without interest.

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SECTION 3.3. Merger or Consolidation of, or Assumption of the Obligations of the Servicer.

The Servicer shall not enter into any transaction of merger or consolidation, liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) in which either CPS is not the surviving entity without the prior written consent of the Administrative Agent and the Class A Agent (such consent not to be unreasonably conditioned, withheld or delayed).

SECTION 3.4. Delegation of Duties.

The Servicer may at any time delegate duties under this Agreement to sub-contractors who are in the business of servicing automotive receivables with the prior written consent of the Administrative Agent and the Class A Agent (such consent not to be unreasonably withheld or delayed); provided, however, that no such delegation or subcontracting of duties by the Servicer shall relieve the Servicer of its responsibility with respect to such duties.

SECTION 3.5. Servicer Not to Resign.

Subject to the provisions of Section 3.3, the Servicer shall not resign from the obligations and duties imposed on it by this Agreement except upon a determination that by reason of a change in legal requirements the performance of its duties under this Agreement would cause it to be in violation of such legal requirements in a manner which would have a Material Adverse Effect on the Servicer and the Administrative Agent and the Class A Agent do not elect to waive the obligations of the Servicer to perform the duties which render it legally unable to act or to delegate those duties to another Person. Any such determination permitting the resignation of the Servicer in the immediately preceding sentence shall be evidenced by an opinion of counsel to such effect delivered and acceptable to the Administrative Agent, the Class A Agent and the Collateral Agent. No resignation of the Servicer shall become effective until the Backup Servicer or an entity acceptable to the Administrative Agent, the Class A Agent, the Collateral Agent and the Requisite Lenders shall have assumed the responsibilities and obligations of the Servicer.

SECTION 3.6. Financial Covenants.

So long as CPS or an Affiliate thereof is the Servicer, the Servicer shall maintain (i) as of the end of each Fiscal Quarter, an Adjusted Tangible Net Worth of at least (x) [***]plus (y) 50% of positive net income for each Fiscal Quarter after June 30, 2015, (ii) at the end of each calendar month, Cash and Cash Equivalents of at least [***] and (iii) as of the end of each Fiscal Quarter, a ratio of Indebtedness (including only recourse and residual debt) to Adjusted Tangible Net Worth of no more than 2.0:1.0.

SECTION 3.7.          Non-Solicitation. Except (i) during the Amortization Period, (ii) at the end of the term of such related Receivable and (iii) to the extent necessary to correct any manifest error, the Servicer hereby agrees that it will not sell or otherwise provide any list of Obligors (the “Obligor List”), in whole or in part, to any third party, and it will not take any action or permit or cause an action to be taken by any of its agents or affiliates, or by any independent contractors on the Servicer’s behalf, to target or solicit, by means of direct mail or telephonic or personal solicitation or by any other means, the Obligor under any Receivable (A) to prepay such Receivable or to refinance such Receivable, (B) use the Obligor List, in whole or in part, to directly solicit the related Obligor for a motor vehicle installment contract, whether directly or indirectly; or (C) use the Obligor List to indirectly solicit, through agents or Affiliates (including, but not limited to, agent bank arrangements with other financial institutions or entities), the related Obligor for a motor vehicle installment contract.

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ARTICLE IV

SERVICER TERMINATION EVENTS

SECTION 4.1. Servicer Termination Events.

If any one of the following events (a “Servicer Termination Event”) shall occur and be continuing:

(a)          any failure by the Servicer or, so long as CPS or an Affiliate thereof is the Servicer, the Borrower to make any payment, transfer or deposit, or to deliver to the Administrative Agent any proceeds or payments required to be so delivered under the terms of this Agreement or any other Credit Document to which the Servicer or the Borrower, as applicable, is a party, before the date occurring two (2) Business Days after the earlier of (i) an Authorized Officer of the Servicer or the Borrower, as applicable, becoming aware that, or (ii) receipt by the Servicer or the Borrower, as applicable, of written notice from the Administrative Agent, the Class A Agent, the Collateral Agent or any Lender that, in each case, such payment, transfer or deposit, or delivery has not been paid, transferred or deposited, or delivered, as the case may be;

(b)          failure on the part of the Servicer or, so long as CPS or an Affiliate thereof is the Servicer, the Borrower to duly observe or perform in any material respect any other covenants or agreements (other than any such term referred to in any other provision of this Section 4.1) of the Servicer or the Borrower, as applicable, set forth in this Agreement or any other Credit Document to which the Servicer or the Borrower, as applicable, is a party that (i) materially and adversely affects the interests of any Agent, any Lender or any Secured Party under any Credit Document and (ii) shall not have been remedied or waived within ten (10) Business Days after the earlier of (x) an Authorized Officer of the Servicer or the Borrower, as applicable, becoming aware of such breach, or (y) receipt by the Servicer or the Borrower, as applicable, of written notice from the Administrative Agent, the Class A Agent, the Collateral Agent or any Lender of such breach, provided, however, that the cure period set forth in this subclause (ii) shall not apply to breach by the Servicer of Section 2.5(a) or Section 3.3; or

(c)          failure by the Servicer to deliver (x) any report pursuant to Section 2.8 before the date occurring two (2) Business Days after the date such report is due, or (y) any other certificate the Servicer is required to deliver under the terms of this Agreement or any other Credit Document to which the Servicer is a party before 12:00 noon New York City time on the date occurring five (5) Business Days after the date such certificate is due; or

(d)          other than in accordance with Section 3.4, the Servicer shall assign or delegate its duties under this Agreement, without the prior written consent of the Administrative Agent, the Class A Agent and the Requisite Lenders; or

(e)          any representation, warranty or certification made by the Servicer in this Agreement or any other Credit Document to which the Servicer is a party or in any certificate, report or other writing delivered pursuant to this Agreement shall prove to have been incorrect when made and which materially and adversely affects the interests of the Borrower, any Agent, any Lender or any Secured Party under any Credit Document and, if such representation, warranty or certification is curable, shall not have been remedied or the circumstance or condition in which such representation, warranty or statement was incorrect shall not have been eliminated or otherwise cured within ten (10) Business Days after the earlier of (i) an Authorized Officer of the Servicer becoming aware of the incorrect nature of such representation, warranty or certification, or (ii) receipt by the Servicer of written notice from the Administrative Agent, the Class A Agent, the Collateral Agent or any Lender of the incorrect nature of such representation, warranty or certification; or

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(f)           (i) a court of competent jurisdiction shall enter a decree or order for relief (other than a decree or order described in clause (ii)) in respect of the Servicer or, so long as CPS or an Affiliate thereof is the Servicer, the Borrower in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (ii) an involuntary case shall be commenced against the Servicer or, so long as CPS or an Affiliate thereof is the Servicer, the Borrower under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Servicer or the Borrower, as applicable, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of the Servicer or the Borrower, as applicable, for all or a substantial part of its property, and any such event described in this clause (ii) shall continue for sixty (60) days without having been dismissed, bonded or discharged; or

(g)          if CPS or an Affiliate thereof is the Servicer, an Event of Default shall have occurred and be continuing under the Revolving Credit Agreement; or

(h)          (i) the Servicer or, so long as CPS or an Affiliate thereof is the Servicer, the Borrower shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or (ii) the Servicer or, so long as CPS or an Affiliate thereof is the Servicer, the Borrower shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the board of directors (or similar governing body) of the Servicer or the Borrower (or any committee thereof), as applicable, shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to herein or in Section 4.1(f).

THEN, in the event of any Servicer Termination Event, so long as the Servicer Termination Event shall not have been remedied within the time period applicable thereto, the Administrative Agent may (and at the direction of the Requisite Class A Lenders, shall) by notice to the Servicer (a “Termination Notice”), with a copy to the Backup Servicer, terminate all but not less than all of the rights and obligations of the Servicer as Servicer under this Agreement.

After receipt by the Servicer of a Termination Notice, all authority and power of the Servicer under this Agreement shall pass to and be vested in the Backup Servicer (a “Service Transfer”). The successor Servicer is hereby authorized and empowered (upon the failure of the Servicer to cooperate) to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, all documents and other instruments upon the failure of the Servicer to execute or deliver such documents or instruments, and to do and accomplish all other acts or things necessary or appropriate to effect the purposes of such Service Transfer. The Servicer agrees to cooperate with the Borrower, the Agents, the Lenders and the Backup Servicer in effecting the termination of the responsibilities and rights of the Servicer to conduct servicing hereunder, including, without limitation, providing access to the Agents, the Lenders and the Backup Servicer as set forth in Section 5.14 hereof and transferring to the Backup Servicer of all authority of the Servicer to service the Receivables provided for under this Agreement, including all authority over all Collections which shall have been deposited in the Lockbox Account, or which shall thereafter be received with respect to the Receivables. The Servicer shall promptly and in any event within five (5) Business Days after appointment of the Backup Servicer transfer its electronic records relating to the Receivables to the Backup Servicer in such electronic form as the Backup Servicer may reasonably request and shall promptly transfer to the Backup Servicer all other records, correspondence and documents necessary for the continued servicing of the Receivables in the manner and at such times as the Backup Servicer shall reasonably request.

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Upon receipt of notice of the occurrence of a Servicer Termination Event, the Administrative Agent shall give notice thereof to each Lender, the Class A Agent, the Collateral Agent, the Backup Servicer and the Controlled Account Bank. If requested by the Administrative Agent and the Requisite Lenders, the successor Servicer shall terminate the Lockbox Agreement and direct the Obligors to make all physical payments on the Receivables directly to the successor Servicer (in which event the successor Servicer shall process such payments in accordance with Section 5.9 of the Revolving Credit Agreement) or to a lockbox established by the successor Servicer at the direction of the Administrative Agent, at the successor Servicer’s expense (which expense shall be reimbursable as a transition expense of the Backup Servicer under Sections 2.11 or 2.13, as applicable, of the Revolving Credit Agreement). The outgoing Servicer shall grant the Administrative Agent, the successor Servicer and each Lender reasonable access to the outgoing Servicer’s premises at the Borrower’s expense

ARTICLE V

MISCELLANEOUS PROVISIONS

SECTION 5.1. Notices.

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given to any party hereto shall be sent to such Person's address as set forth on Appendix B to the Revolving Credit Agreement and in the manner described in Section 9.1 thereof.

SECTION 5.2. Amendments and Waivers.

Subject to Section 13.3 of the Revolving Credit Agreement, no amendment, modification, termination or waiver of any provision of this Agreement shall be effective without the written concurrence of each party hereto and, to the extent such amendment, modification, termination or waiver adversely affects the Backup Servicer, the written consent of the Backup Servicer.

SECTION 5.3. Independence of Covenants.

All covenants hereunder shall be given independent effect so that if a particular action or condition is not permitted by any of such covenants, the fact that it would be permitted by an exception to, or would otherwise be within the limitations of, another covenant shall not avoid the occurrence of a default or a Servicer Termination Event if such action is taken or condition exists.

SECTION 5.4. Survival of Representations, Warranties and Agreements.

All representations, warranties and agreements made herein shall survive the execution and delivery hereof.

SECTION 5.5. No Waiver; Remedies Cumulative.

No failure or delay on the part of any Agent or Lender in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other power, right or privilege. The rights, powers and remedies given to each Agent and Lender hereby are cumulative and shall be in addition to and independent of all rights, powers and remedies existing by virtue of any statute or rule of law or in any of the other Credit Documents. Any forbearance or failure to exercise, and any delay in exercising, any right, power or remedy hereunder shall not impair any such right, power or remedy or be construed to be a waiver thereof, nor shall it preclude the further exercise of any such right, power or remedy.

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SECTION 5.6. Severability.

In case any provision or obligation hereunder shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 5.7. Headings.

Section headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.

SECTION 5.8. APPLICABLE LAW.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF.

SECTION 5.9. CONSENT TO JURISDICTION.

(a)          ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST THE SERVICER ARISING OUT OF OR RELATING HERETO, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, THE SERVICER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE NONEXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE SERVICER AT ITS ADDRESS PROVIDED IN ACCORDANCE WITH SECTION 9.1 OF THE REVOLVING CREDIT AGREEMENT AND TO ANY PROCESS AGENT SELECTED IN ACCORDANCE WITH SECTION 3.1(q) OF THE REVOLVING CREDIT AGREEMENT IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER THE SERVICER IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (e) AGREES THAT THE AGENTS AND THE LENDERS RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS AGAINST THE SERVICER IN THE COURTS OF ANY OTHER JURISDICTION.

(b)          THE SERVICER HEREBY AGREES THAT PROCESS MAY BE SERVED ON IT BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO THE ADDRESSES PERTAINING TO IT AS SPECIFIED IN SECTION 13.1 OF THE REVOLVING CREDIT AGREEMENT AND HEREBY APPOINTS CT CORPORATION SYSTEM, 111 8TH AVENUE, NEW YORK, NEW YORK 10011, AS ITS AGENT TO RECEIVE SUCH SERVICE OF PROCESS. ANY AND ALL SERVICE OF PROCESS AND ANY OTHER NOTICE IN ANY SUCH ACTION, SUIT OR PROCEEDING SHALL BE EFFECTIVE AGAINST THE SERVICER IF GIVEN BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, OR BY ANY OTHER MEANS OR MAIL WHICH REQUIRES A SIGNED RECEIPT, POSTAGE PREPAID, MAILED AS PROVIDED ABOVE. IN THE EVENT CT CORPORATION SYSTEM]SHALL NOT BE ABLE TO ACCEPT SERVICE OF PROCESS AS AFORESAID AND IF THE SERVICER SHALL NOT MAINTAIN AN OFFICE IN NEW YORK CITY, THE SERVICER SHALL PROMPTLY APPOINT AND MAINTAIN AN AGENT QUALIFIED TO ACT AS AN AGENT FOR SERVICE OF PROCESS WITH RESPECT TO THE COURTS SPECIFIED IN THIS SECTION 5.09 ABOVE, AND ACCEPTABLE TO THE ADMINISTRATIVE AGENT, AS THE SERVICER’S AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON THE SERVICER’S BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION, SUIT OR PROCEEDING.

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SECTION 5.10.                 WAIVER OF JURY TRIAL.

THE SERVICER HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN IT RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE SERVICER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT IT HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT IT WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. THE SERVICER FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 5.10 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR ANY OF THE OTHER CREDIT DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE REVOLVING LOANS MADE HEREUNDER. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

SECTION 5.11.                 Counterparts.

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic image scan transmission (e.g., “PDF” or “tif” via email) shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 5.12.                 Effectiveness.

This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party hereto of written or telephonic notification of such execution and authorization of delivery thereof.

SECTION 5.13.                 Prior Agreements.

This Agreement contains the entire agreement of the parties hereto and thereto in respect of the transactions contemplated hereby, and all prior agreements among or between such parties, whether oral or written, are superseded by the terms of this Agreement and unless specifically set forth in a writing contemporaneous herewith the terms, conditions and provisions of any and all such prior agreements do not survive execution of this Agreement.

SECTION 5.14.                 Due Diligence; Access.

The Backup Servicer, the Administrative Agent, the Class A Agent and the Lenders (and their respective agents or professional advisors) shall have the right under this Agreement, from time to time, at their discretion and upon reasonable prior notice to the Servicer, to examine and audit, during business hours or at such other times as might be reasonable under applicable circumstances, any and all of the books, records, financial statements, credit and collection policies, legal and regulatory compliance, operating and reporting procedures and information systems, their respective directors, officers and employees, or other information and information systems (including without limitation customer service and/or whistleblower hotlines) of the Servicer, or held by another for the Servicer or on its behalf, concerning or otherwise affecting the Receivables or this Agreement. The Backup Servicer, the Administrative Agent, the Class A Agent and the Lenders (and their respective agents and professional advisors) shall treat as confidential any information obtained during the aforementioned examinations which is not already publicly known or available; provided, however, that the Backup Servicer, the Administrative Agent, the Class A Agent and the Lenders (and their respective agents and professional advisors) may disclose such information if required to do so by law or by any regulatory authority.

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Upon notice and during regular business hours, the Servicer agrees to promptly provide the Backup Servicer, the Class A Agent and the Administrative Agent (and their respective agents or professional advisors) with access to, copies of and extracts from any and all documents, records, agreements, instruments or information (including, without limitation, any of the foregoing in computer data banks and computer software systems) the Backup Servicer or the Administrative Agent or the Class A Agent (and their respective agents or professional advisors) may reasonably require in order to conduct periodic due diligence relating to the Servicer in connection with the Receivables and this Agreement.

The Servicer will make available to the Administrative Agent and the Class A Agent (and their respective agents or professional advisors) knowledgeable financial, accounting, legal and compliance officers for the purpose of answering questions with respect to the Servicer and the Receivables and to assist in the Administrative Agent's and the Class A Agent’s diligence.

All reasonable costs and expenses incurred by the Administrative Agent or the Class A Agent (and their respective agents or professional advisors) in connection with the due diligence and other matters outlined in this Section 5.14 shall be Permitted Expenses, which the Borrower shall reimburse to the Administrative Agent or the Class A Agent, as applicable, or shall pay or cause to be paid.

[Remainder of Page Intentionally Blank; Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.

page NINE funding llc, as Borrower By: /s/ Mark Creatura Name: Mark Creatura Title: VP
CONSUMER PORTFOLIO SERVICES, INC., as Servicer By: /s/ Jeffrey P. Fritz Name: Jeffrey P. Fritz Title: EVP
ARES AGENT SERVICES, L.P., as Administrative Agent By: Ares Agent Services, GP, LLC, its general partner By: /s/ Jeff Kramer Name: Jeff Kramer Title: Authorized Signatory

CREDIT SUISSE AG, NEW YORK BRANCH

as Class A Agent and Collateral Agent

By: /s/ Erin McCutcheon

Name: Erin McCutcheon

Title:   Vice President

By: /s/ Patrick J. Hart

Name: Patrick J. Hart

Title:   Vice President

[Signature Page to Servicing Agreement]

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Annex A

Collection Policy

[on file with Administrative Agent]

Annex A

Exhibit A

Form of Monthly Servicing Report

[***]

Exhibit A-121